EX-23.2

                                CONSENT OF COUNSEL

                                 Brian F. Faulkner
                          A Professional Law Corporation
                        31877 Del Obispo Street, Suite 205
                       San Juan Capistrano, California 92675
                                  (949) 240-1361


November 26, 2002


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Freestar Technologies - Form S-8 POS

Dear Sir/Madame:

     I have acted as counsel to Freestar Technologies, a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 25,000,000 shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan, and 10,000,000 Shares which are issuable pursuant to the Company's Employee Amended and Restated Stock Incentive Plan. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                     Sincerely,


                                    /s/  Brian F. Faulkner
                                    Brian F. Faulkner, Esq.